EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of Green Earth Technologies, Inc. (the “Company”) on Form 10-K for the year ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jeffrey Loch, President and Chief Marketing Officer, and Greg D. Adams, Chief Operation Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: September 26, 2013	By:	/s/ Jeffrey Loch
Jeffrey Loch
President and Chief Marketing Officer
(Principal Executive Officer)

Date: September 26, 2013	By:	/s/ Greg D. Adams
Greg D. Adams
Chief Operating Officer and Chief Financial Officer
(Principal Executive Officer)